Exhibit 23.2
                      RICHARD H. HARRIS & ASSOCIATES, P.A.,
                           CERTIFIED PUBLIC ACCOUNTANT
                            6400 North Andrews Avenue
                                   Suite #320
                         Fort Lauderdale, Florida 33309
                    Office (954) 772-4120 Fax (954) 772-4370

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We consent to the use in this Registration Statement on Form SB-2 of our report dated September 26, 2001 related to the financial statements of World Roller
Alliance, Inc. and to the reference of our firm under the caption "experts" in the Prospectus.

                                           By: /s/ Mr. Richard H. Harris
                                               Mr. Richard H. Harris, CPA, PA

Fort Lauderdale, Florida
May 20, 2002